UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Funds Exchange-Traded Trust

Lattice Strategies Trust

Hartford Series Fund, Inc.

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Text. 1.

Hartford Funds is taking an important step forward by joining with Wellington Management, one of the world’s largest independent investment management firms. The combined organization will result in more resources, greater capabilities and potential efficiencies. To make this happen, we need your vote.

VOTE NOW! Simply reply FOR, AGAINST, or ABSTAIN.

Voting now means you won’t be contacted again on this matter.

Reply STOP to end these communications.

Text 2.

Did you know that the proposed integration with Wellington Management provides Hartford Funds’ shareholders with the potential benefits of broader resources and scale?

Your vote is still needed to move forward with the integration. VOTE NOW by calling 877-432-1019. Or simply reply FOR, AGAINST, or ABSTAIN.

Cast your vote now and you won’t receive any additional requests.

Reply STOP to end these communications.

Text 3.

Your Hartford Fund cannot take part in the integration with Wellington Management unless shareholders approve the investment advisory agreement.

Reply FOR, AGAINST, or ABSTAIN to vote, or MORE to review the proposals. To discuss the proposals with a representative, call 877-432-1019.

Voting now means no additional reminders will be sent.

Reply STOP to stop receiving these communications.

Text 4.

Time is running out to vote on your Hartford Fund proposed integration with Wellington Management, which if approved is expected to result in greater operational efficiencies, greater capabilities and global reach.

VOTE NOW by replying FOR, AGAINST, or ABSTAIN, or by calling toll-free at 877-432-1019.

Voting now means additional communication on this matter will stop.

Reply STOP to stop receiving these communications.

Text 5.

Without your vote on the new advisory agreement, the integration with Wellington Management will not happen.

To Vote, REPLY to this message FOR, AGAINST, or ABSTAIN. Or call us at 877-432-1019. We can record your vote during the call.

Voting now means additional communication on this matter will stop.

Reply STOP to stop receiving these communications.

Subject: Your Hartford Funds Investment – A Message from CEO Greg A. Frost

HARTFORD FUNDS	FOLLOW-UP REMINDER

Dear Shareholder,

We recently contacted you about the upcoming Hartford Funds shareholder meeting and the proposals related to Wellington Management’s acquisition of Hartford Funds. To help explain why your participation matters, please watch this brief message from Hartford Funds President and Chief Executive Officer Gregory A. Frost.

KEY POINTS TO CONSIDER:

●

Your vote is needed. Shareholders are being asked to vote on a proposal related to Wellington Management’s acquisition of Hartford Funds. Shareholders are also being asked to vote on changing certain funds’ classification from diversified to non-diversified investment companies.

●	The Board supports the proposals. The Funds’ Board unanimously recommends that shareholders vote “FOR” each proposal.

Hartford Funds Family of Funds | 690 Lee Road, Wayne, Pennsylvania 19087

●

Continuity is expected. The proposals are not expected to change the Funds’ investment objectives, investment strategies, portfolio management teams or current fees as a result of the transaction with Wellington Management.

THE SHAREHOLDER MEETING HAS BEEN RESCHEDULED TO NOVEMBER 19, 2026. Please vote today so your shares are represented and stop these proxy communications.

VOTING INSTRUCTIONS

●

Click one of the voting options below to vote all proposals in the same direction.

●

A reply email will be generated automatically.

●

In the reply email, enter your first and last name on the lines provided and confirm your address.

●

Click Send.

FOR	AGAINST	ABSTAIN

Prefer to vote each proposal individually or speak with a proxy representative? Please call (877) 432-1019. Representatives are available Monday to Friday, 9 a.m. to 10 p.m. ET, and Saturday, 10 a.m. to 5 p.m. ET.

Sincerely,

Gregory A. Frost

President and Chief Executive Officer

Hartford Funds Family of Funds | 690 Lee Road, Wayne, Pennsylvania 19087

Subject: Your Investment in Hartford Funds – Your Vote Is Important

HARTFORD FUNDS	IMPORTANT NOTICE

Dear Shareholder,

Hartford Funds is taking an important step forward by joining with Wellington Management, one of the world’s largest independent investment management firms. The combination is designed to bring shareholders the benefits of Wellington’s global investment resources and scale while maintaining continuity in the Funds’ investment strategies and portfolio teams.

WHAT COULD THIS MEAN FOR YOU?

MORE RESOURCES AND CAPABILITIES Your Fund can benefit from Wellington’s broader investment resources and global capabilities.	POTENTIAL GREATER SCALE AND EFFICIENCIES Bringing Hartford Funds and Wellington together provides the Funds with the potential benefits of Wellington’s broader resources and scale.	CONTINUITY WITH GREATER OPPORTUNITY The combination is designed to maintain continuity in the Funds’ investment strategies and portfolio teams while adding Wellington’s capabilities and resources.

NOW WE NEED YOUR VOTE

To integrate the two firms, shareholders must first approve a new investment advisory agreement for each fund. The new agreements are essentially unchanged from those currently in place. Shareholders are also asked to vote on changing certain funds’ classification from diversified to non-diversified investment companies.

The Funds’ Board of Directors believes the integration with Wellington Management and the additional proposals set forth in the proxy statement, are in shareholders’ best interests and recommends that you vote “FOR” each proposal.

PLEASE TAKE A MOMENT TO VOTE TODAY. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE SIZE OF YOUR INVESTMENT.

VOTING INSTRUCTIONS

●

Click one of the voting options below if you want to vote all proposals in the same direction.

●

A reply email will be generated automatically.

●

In the reply email, enter your first and last name on the lines provided and confirm your address.

●

Click Send.

Hartford Funds Family of Funds | 690 Lee Road, Wayne, Pennsylvania 19087

FOR	AGAINST	ABSTAIN

Prefer to vote each proposal individually or speak with a proxy representative? Please call (877) 432-1019. Representatives are available Monday to Friday, 9 a.m. to 10 p.m. ET, and Saturday, 10 a.m. to 5 p.m. ET.

Thank you for your consideration and your vote.

Sincerely,

Gregory A. Frost

President and Chief Executive Officer

Hartford Funds Family of Funds | 690 Lee Road, Wayne, Pennsylvania 19087

[Sample e-delivery automated response]

To: Votemyproxy

From: Shareholder@gmail.com

Re: Hartford Funds 2026 Special Meeting

HARTFORD FUNDS FAMILY OF FUNDS

To finalize the execution of your proxy, please follow the simple steps below.

1.	Enter Your Full Name Here: _____________

I would like to vote all the proposals FOR.

I understand any additional positions I own will be voted in the same manner.

2.	Confirm your address by entering the number associated with your current address: _______

1.) [Address 1]

2.) [Address 2]

3.) [Address 3]

3.	CLICK SEND.

For questions about voting this proxy, the proposals or the proxy material in general, please call 800-XXX-XXXX between the hours of 9:00 am and 11:00 p.m. Monday to Friday, and Saturday 10:00 a.m. to 8:00 p.m. eastern time.

Proxy ID:22230334	CUSIP: 111222333

From:
To:
Subject:	TEST | Important Proxy Update: Shareholder Meeting Adjourned to November 19
Date:

Hi,

We wanted to share an important update on the Hartford Funds proxy and let you know what some of your clients may receive in the coming weeks.

The Hartford Funds special meeting of shareholders was held on November 5, 2026, and certain funds approved certain of the proxy proposals. For the remaining funds that have not yet received the shareholder vote needed to approve the proposals, the meeting has been adjourned until November 19, 2026.

What your clients may receive

For the funds that did not approve the proposals at the shareholder meeting, clients will continue to receive proxy-related outreach through the adjourned meeting, including phone calls, text messages and mailed communications.

Additional short and concise letters may direct shareholders to contact Broadridge, our proxy solicitor, with questions about the proxy materials they previously received or to complete their proxy response. Our understanding is that this is a standard approach used in proxy solicitations. By calling the number provided, shareholders can speak with Broadridge and complete their vote in just a few minutes, without providing their Social Security number.

How to vote (takes a few minutes):

•	Online: proxyvote.com, using the control number on the proxy card

•	Live agent: 855-496-3017. A client who doesn’t have their control number can verify their name and home address instead.

•	Touch-tone phone: the toll-free number on the proxy card

•	Mail: sign and return the proxy card

Once a client has responded for all of their funds and accounts, they will be removed from ongoing solicitation. A client who recently responded may still receive a communication that was already in process. We’re sharing this update so you’re aware of the outreach and prepared in case clients contact you with questions.

Helpful Resources

•	Frequently Asked Questions – Answers to common shareholder questions about the proxy vote and what it means for investors.

•	Additional information can be found through and on

Thank you for your continued partnership.

For additional information, please reach out to the Hartford Funds Sales Desk at        or visit hartfordfunds.com.

Proxies may be solicited from a representative of Hartford Funds Management Company, LLC or any affiliate. Information regarding the persons who may be deemed participants in the solicitation, and a description of their direct and indirect interests in the proposals, by security holdings or otherwise, is included in the definitive proxy statement and other relevant materials filed with the SEC. A copy of the definitive proxy statement can be found at hartfordfunds.com/proxy2026statement.

Forward-Looking Statements. Certain statements in this communication are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from those expressed or implied. Forward-looking statements include, among other things, statements regarding the proposed acquisition of Hartford Funds by Wellington Management, the expected timing and completion of the transaction, the outcome of the shareholder vote and required regulatory and fund approvals, and the anticipated effects and benefits to shareholders and statements regarding the anticipated continuity of each Fund’s investment objective, strategies, fees, and portfolio management team following completion of the transaction. There can be no assurance that the proposed transaction will be completed, or that it will be completed on the currently anticipated terms or timing. Neither Hartford Funds nor Wellington Management undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Mutual funds are distributed by Hartford Funds Distributors, LLC (HFD), Member FINRA. ETFs are distributed by ALPS Distributors, Inc. (ALPS). Advisory services may be provided by Hartford Funds Management Company, LLC (HFMC) or its wholly owned subsidiary, Lattice Strategies LLC (Lattice). Certain funds are sub-advised by Wellington Management Company LLP and/or Schroder Investment Management North America Inc (SIMNA). Schroder Investment Management North America Ltd. (SIMNA Ltd) serves as a secondary sub-adviser to certain funds. HFMC, Lattice, Wellington Management, SIMNA, and SIMNA Ltd. are all SEC registered investment advisers. Hartford Funds refers to HFD, HFMC, and Lattice, which are not affiliated with any sub-adviser or ALPS. HFD, 690 Lee Road, Wayne, PA 19087, 1-610-386-4088.

This email message may constitute a commercial electronic mail message under the CAN-SPAM Act of 2003.

This email was sent to info@hartfordfunds.com.

FOR FINANCIAL PROFESSIONAL OR INSTITUTIONAL INVESTOR USE ONLY / NOT FOR USE WITH THE PUBLIC

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